United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 5, 2010
Endeavour International Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
(State or other jurisdiction of	(Commission file	(I.R.S. Employer
incorporation)	Number)	Identification No.)

1001 Fannin, Suite 1600, Houston, Texas (Address of principal executive offices)	77002 (Zip code)
(713) 307-8700
Registrant’s telephone number, including area code
None
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Endeavour International Corporation
ITEM 7.01. Regulation FD Disclosure.
Endeavour International Corporation announced the acquisition of significant positions in four U.S. resource plays, including the highly prospective Haynesville and Marcellus gas shale plays in North Louisiana/East Texas and Western Pennsylvania, respectively, and new frontier plays in Alabama and Montana. Altogether, Endeavour has acquired interests in 526,000 gross acres (165,000 net acres) in these four areas for an approximate $27 million initial investment. Attached as Exhibit 99.1, which is incorporated herein by reference, to this Current Report on Form 8-K is the Company’s press release dated January 6, 2010 concerning these acquisitions.
Attached as Exhibit 99.2, which is incorporated herein by reference, to this Current Report on Form 8-K is additional presentation material relating to our US operations.
In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information, including Exhibits 99.1 or 99.2, be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
ITEM 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release dated January 6, 2010.

99.2	Slide presentation materials.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Endeavour International Corporation
By: /s/ Robert L. Thompson
Robert L. Thompson
Chief Accounting Officer
Date: January 6, 2010